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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-122904 and 333-122086), and in the Registration Statements on Form S-8 (Nos. 333-89890 and 333-115806) of Overstock.com, Inc. of our report dated March 17, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah March 17, 2008

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  Exhibit 23.1